                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 22, 1998


                                   ----------


                               PETSEC ENERGY INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                             333-31625*                        84-1157209
  (State or other jurisdiction          (Commission File Number)    (I.R.S. Employer  Identification No.)
of incorporation or organization)




       143 RIDGEWAY DRIVE
      LAFAYETTE, LOUISIANA                                                       70503
(Address of principal executive offices)                                      (Zip code)


       Registrant's telephone number, including area code: (318) 989-1942

*Petsec Energy Inc. is a wholly owned operating subsidiary of Petsec Energy Ltd, a listed Australian public company registered with the Commission as a result of its public offering in July 1996 of American Depositary Receipts ("ADRs") which are listed on the New York Stock Exchange (symbol: PSJ).


Item 5.  Other Events.

         On December 22, 1998, Petsec Energy Ltd issued a press release announcing the execution of a letter agreement by its wholly owned subsidiary, Petsec Energy Inc. ("PEI"), with Apache Corporation whereby PEI agreed to sell
50% of its working interests in certain oil and gas properties in the Gulf of Mexico for US$68.5 million in cash to Apache. The transaction is subject to due diligence and the execution by the parties of definitive agreements. The effective date is January 1, 1999 with closing anticipated on or before February
1, 1999 at which time Apache will assume operatorship of the leases.

         The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

99.1 Press Release dated December 22, 1998 of Petsec Energy Ltd with respect to letter agreement between Petsec Energy Inc. and Apache Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               PETSEC ENERGY INC.



Date:    January 11, 1999                      By: /s/ ROSS A. KEOGH
                                                  ------------------------------
                                               Name:   Ross A. Keogh
                                               Title:  Vice-President--Finance
                                                       and Administration


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                                  EXHIBIT INDEX


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
      Exhibit
       Number                                      Description
       ------                                      -----------

         99.1 Press Release dated December 22, 1998 of Petsec Energy Ltd with respect to letter agreement between Petsec Energy Inc.
                  and Apache Corporation.